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                                                                  EXHIBIT 99.1

ALRENCO, INC.
714 E. KIMBROUGH
MESQUITE, TEXAS  75149                                        NEWS RELEASE
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FOR IMMEDIATE RELEASE                       CONTACT:  ANDRE' JOB
                                                      VICE PRESIDENT, MARKETING
                                                      972-288-9327

                                                      PATRICIA DISBROW
                                                      INVESTOR RELATIONS
                                                      972-882-3148

              ALRENCO NAMES JOHN EGELAND AS CHIEF FINANCIAL OFFICER

MESQUITE, TX (MAY 29, 1998) - ALRENCO, INC. (NASDAQ/NM: RNCO), THE THIRD LARGEST LEASE-PURCHASE OPERATOR IN THE U.S., TODAY ANNOUNCED THAT JOHN T. EGELAND HAS JOINED THE COMPANY AS CHIEF FINANCIAL OFFICER, EFFECTIVE JUNE 1.

         MR. EGELAND SUCCEEDS FORMER ALRENCO CHIEF FINANCIAL OFFICER K. DAVID BELT, WHO IS LEAVING THE COMPANY TO SPEND MORE TIME WITH HIS FAMILY AND TO OVERSEE FINANCIAL ACTIVITIES FOR WHITE PROPERTIES, INC.

         MR. EGELAND BRINGS OVER 17 YEARS OF BANKING AND CORPORATE FINANCIAL MANAGEMENT EXPERIENCE TO ALRENCO. MOST RECENTLY, HE SERVED AS SENIOR VICE PRESIDENT, CORPORATE FINANCE FOR ASSOCIATES FIRST CAPITAL CORPORATION, THE NATION'S LARGEST PUBLIC FINANCE COMPANY. IN HIS ROLE, MR. EGELAND SUPERVISED MANAGEMENT OF ALL LONG-TERM DEBT ISSUANCE AND PLACEMENTS EXCEEDING $6 BILLION ANNUALLY. IN ADDITION TO HIS CORPORATE FINANCE EXPERIENCE, MR. EGELAND HAS SERVED AS PRESIDENT OF GEMINI EXPLORATION COMPANY AND EXECUTIVE VICE PRESIDENT AND CHIEF INVESTMENT OFFICER FOR NORTHPARK NATIONAL BANK IN DALLAS.

         "JOHN BRINGS TO OUR TEAM PROVEN EXPERIENCE WITH CAPITAL MARKETS AND SUBSTANTIAL INVESTMENT BANKING AND INVESTOR RELATIONSHIPS," SAID JAMES STECKART, PRESIDENT AND CHIEF OPERATING OFFICER. "HIS SUCCESSFUL LEADERSHIP IN DEVELOPING MEASURES TO DEFINE VALUE, ENHANCE CONTROL AND SUPPORT STRATEGIC FOCUS ADDS NEW DIMENSION TO ASSURE OUR CONTINUED RAPID GROWTH."

         ALRENCO, INC. OPERATES 450 LEASE-PURCHASE STORES IN 23 STATES UNDER THE RECENTLY REPOSITIONED NAME OF HOMECHOICE LEASE OR OWN. THE COMPANY OFFERS RENEWABLE LEASE-PURCHASE AGREEMENTS FOR BRAND NAME CONSUMER ELECTRONICS, APPLIANCES AND FURNITURE.


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